As filed with the Securities and Exchange Commission on May 30, 2000
                          Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              VISUAL NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                    52-1837515
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or organization)

       2092 Gaither Road
      Rockville, Maryland                                20850
(Address of principal executive offices)               (Zip code)

                 VISUAL NETWORKS, INC. 2000 STOCK INCENTIVE PLAN
                              (Full title of plan)

     (Name, address and telephone
      number of agent for service)                       (Copy to:)
           Peter J. Minihane                     Nancy A. Spangler, Esquire
        Executive Vice President,            Piper Marbury Rudnick & Wolfe LLP
        Chief Operating Officer,           1850 Centennial Park Drive, Suite 610
  Chief Financial Officer and Treasurer               Commerce Park III
          Visual Networks, Inc.                     Reston, Virginia 20191
            2092 Gaither Road                            (703) 390-5240
        Rockville, Maryland 20850
             (301) 296-2300

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                               Proposed           Proposed
                                            Amount             Maximum            Maximum            Amount of
                                             to be             Offering          Aggregate         Registration
Title of Securities to be Registered      Registered      Price Per Unit(2)  Offering Price(2)        Fee(2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per         7,000,000(1)           $37.19          $260,330,000        $68,727.12
share under the Visual Networks,
Inc. 2000 Stock Incentive Plan
====================================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Visual Networks, Inc. Common Stock reported on the Nasdaq National Market on May 26, 2000 (i.e., $37.19).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not required to be included in this Form S-8 Registration Statement pursuant to introductory Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

          (c) Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. The Registrant's By-Laws include provisions to require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145, including circumstances in which indemnification is otherwise discretionary. Section 145 also empowers the Registrant to purchase and maintain insurance that protects its officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.


               DESCRIPTION
               -----------

4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to the Exhibits to the Corporation's Quarterly Report on Form 10-Q, for the three months ended June 30, 1999 (File No. 000-23699) and Registration Statement on Form S-4, dated April 4, 2000 (File No. 333-33946), as amended)

4.2 Amended and Restated By-Laws (incorporated by reference to the Exhibits to the Corporation's Registration Statement on Form S-1 dated December 4, 1997 (File No. 333-41517), as amended)

5.1 Opinion of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan

23.1           Consent of Counsel (contained in Exhibit 5.1)

23.2           Consent of Independent Public Accountants

24.1           Power of Attorney

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933 (the "Securities Act");

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 30th day of May, 2000.

                                       VISUAL NETWORKS, INC.



                                       By:  /s/ Scott E. Stouffer
                                          ------------------------------
                                            Scott E. Stouffer
                                            President and Chief Executive
                                               Officer

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                                     Title                                       Date
---------                                                     -----                                       ----

/s/ Scott E. Stouffer                           Chairman of the Board, President and                   May 30, 2000
---------------------------------                     Chief Executive Officer
Scott E. Stouffer                                  (Principal Executive Officer)


/s/ Peter J. Minihane                         Executive Vice President, Chief Operating                May 30, 2000
---------------------------------           Officer, Chief Financial Officer and Treasurer
Peter J. Minihane                             (Principal Financial and Accounting Officer)




     A majority of the Board of Directors (Scott E. Stouffer, Peter J. Minihane, Theodore R. Joseph, Ted H. McCourtney, William J. Smith and Kam M. Saifi).

Date:        May 30, 2000              By:  /s/ Nancy A. Spangler
                                            ------------------------
                                            Nancy A. Spangler   Attorney-In-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION
-------                      -----------

4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to the Exhibits to the Corporation's Quarterly Report on Form 10-Q, for the three months ended June 30, 1999 (File No. 000-23699) and Registration Statement on Form S-4, dated April 4, 2000 (File No. 333-33946), as amended)

4.2 Amended and Restated By-Laws (incorporated by reference to the Exhibits to the Corporation's Registration Statement on Form S-1 dated December 4, 1997 (File No. 333-41517), as amended)

5.1 Opinion of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan

23.1           Consent of Counsel (contained in Exhibit 5.1)

23.2           Consent of Independent Public Accountants

24.1           Power of Attorney